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                                                                   EXHIBIT 10.02


                            NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of the [___] day of [_________], 1994, by and between Richard E. Rainwater ("Mr. Rainwater") and Rainwater, Inc., a Texas corporation ("RI").

                              W I T N E S S E T H:

         WHEREAS, RI is engaged in a series of transactions involving the formation of Crescent Real Estate Equities, Inc., a Maryland corporation (together with its subsidiary corporations and limited partnerships, the "Company"), a public offering of shares of the Company, and the acquisition of real estate investments by the Company; and

         WHEREAS, the Company will enter into a series of transactions (the "Formation Transactions") pursuant to which it will acquire substantially all of the real estate assets owned by real estate investment businesses affiliated with Mr. Rainwater, as well as certain additional real estate assets; and

         WHEREAS, as a condition precedent to the consummation of the Formation Transactions, the Company has requested that RI obtain from Mr. Rainwater for the benefit of the Company, and that RI thereupon assign to the Company, certain agreements to, among other things, restrict certain real estate activities of Mr. Rainwater in order to avoid potential conflicts of interest between Mr. Rainwater and the Company and to protect the business interests of the Company; and

         WHEREAS, Mr. Rainwater and RI intend by this Agreement to establish such restrictions, as between themselves; and

         WHEREAS, it is their intention that following the execution of this Agreement, all rights, title and interest of RI herein will be transferred, assigned and conveyed to the Company, which, following such transfer, will possess the sole and exclusive right to exercise the rights acquired under this Agreement, and to which Mr. Rainwater will be bound for the performance of his obligations hereunder.

         NOW, THEREFORE, in consideration of the premises and mutual undertakings herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, Mr. Rainwater and the Company agree as follows:

         1. Covenant not to Compete. Mr. Rainwater hereby agrees that, during the term of this Agreement as set forth in Section 3 hereof (the "Term"), and except as otherwise provided herein, he shall not, without the express, prior written consent of the Company, which consent shall be based on the approval of a majority of the independent directors and may be withheld in the Company's sole discretion, directly or indirectly engage in real estate acquisition,





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management, operating, leasing, development, or redevelopment activities (which activities hereinafter are described as "Real Estate Activities") other than in his capacity as an employee, officer, director, or stockholder of the Company.

         Notwithstanding the foregoing, RI acknowledges, and the Company by accepting assignment of this Agreement shall acknowledge, that Mr. Rainwater has a broad and varied range of investment interests, and that many companies in which he has or may acquire an equity interest own and may hereafter acquire real property. RI also acknowledges, and the Company by accepting assignment of this Agreement shall acknowledge, that companies in which Mr. Rainwater has or may acquire an equity interest engage in Real Estate Activities and that such activities are not necessarily intended to be prohibited by this Agreement. RI therefore agrees, and the Company by accepting assignment of this Agreement shall agree, that the following activities of Mr. Rainwater are expressly permitted, notwithstanding any other provision of this Agreement:

         a. Any Real Estate Activities in which Mr. Rainwater is engaged, directly or indirectly, as of the date hereof;

         b. Any real estate investments in which Mr. Rainwater may have an interest on or after the date hereof, so long as Mr. Rainwater engages in any such investments solely as a passive investor, without the actual power to exercise control over Real Estate Activities related to any such real estate investments.

         c. Any Real Estate Activities carried out directly or indirectly by Mr. Rainwater or any entity in which Mr. Rainwater has an interest, which Real Estate Activities are incidental to the conduct of another business of Mr. Rainwater or any such entity, and which Real Estate Activities are entered into for the purpose of furthering business activities of Mr. Rainwater or any such entity that are not Real Estate Activities.

         2. Investment Opportunities. During the term of this Agreement, Mr. Rainwater hereby agrees that he shall offer to the Company any real estate investment opportunity presented to him or to a controlled affiliate of Mr. Rainwater, whether or not Mr. Rainwater would be permitted to participate in such real estate investment opportunity pursuant to paragraph 1(b) above. In the event that the Company elects not to participate in any such investment presented to it by Mr. Rainwater, neither Mr. Rainwater, nor any of his controlled affiliates, shall participate in the investment without the express prior written consent of a majority of the Company's independent directors. For purposes of this Agreement, "controlled affiliate" means any entity over which Mr. Rainwater has the actual power to exercise management control.

         The Company acknowledges (i) that Mr. Rainwater, in the normal course of his business, assists or participates in complex corporate transactions, debt restructurings, recapitalizations, acquisitions, mergers and other similar transactions and activities, in connection with which he may receive securities, property, or other consideration and (ii) that the Company will not actively engage in any such transactions or activities and shall not have the right to receive or





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acquire, or to prevent Mr. Rainwater from receiving or acquiring, any such consideration solely because such consideration may include real estate or direct or indirect interests therein. Nothing in this paragraph shall be construed to permit Mr. Rainwater to engage in Real Estate Activities other than those permitted by paragraph 1 of this Agreement.

         3. Term. This Agreement shall remain in full force and effect until the later of (a) three years after the date of completion of the Offering or (b) one year after the later to occur of (i) the date on which Mr. Rainwater ceases to serve as a director of the Company or (ii) the date on which Mr. Rainwater's beneficial ownership of the Company (including Common Stock and Units) first represents less than a 2.5% interest in the equity securities of the Company. All calculations of beneficial ownership of equity securities of the Company for purposes of clause (b)(ii) of the foregoing sentence shall be in conformity with Rule 13d-1 and 13d-3 of Regulation 13D-G, promulgated under the Securities Act of 1934, as amended, as such Rule may be amended from time to time (including any substitute or replacement rule adopted in lieu or in place thereof) and may be in effect as of the date as of which any reference thereto is relevant under this Agreement.

         4. Reasonable and Necessary Restrictions. Mr. Rainwater hereby acknowledges and agrees that the restrictions, prohibitions and other provisions of this Agreement are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of RI and the Company and are a material inducement to RI and the Company to enter into the transactions contemplated in the recitals hereto.

         5. SPECIFIC PERFORMANCE. Mr. Rainwater hereby acknowledges and agrees that the obligations undertaken by him pursuant to this agreement are unique and that any remedy at law for a breach or threatened breach of any of his obligations hereunder would be inadequate. Consequently, Mr. Rainwater agrees that the right of RI and the Company to specific performance of the terms of this agreement is essential to protect the rights and interests of RI and the Company. Mr. Rainwater further agrees that in addition to any other remedies that RI and the Company may have at law or in equity, RI and the Company shall have the right to have all obligations, covenants, agreements and other provisions of this agreement specifically performed by Mr. Rainwater, and the Company shall have the right to a temporary restraining order or a temporary or permanent injunction to secure specific performance and to prevent a breach or threatened breach of this agreement by Mr. Rainwater.

         6. Controlled Affiliates. Mr. Rainwater hereby agrees that he will not authorize or cause any controlled affiliate, as that term is defined in Section 2 hereof, to engage in any activities in which he would be prohibited from engaging pursuant to this agreement. Notwithstanding anything to the contrary in this agreement, Mr. Rainwater is not required by the terms of this agreement to violate any currently existing fiduciary or contractual duty to any entity.

         7. ASSIGNMENT. This agreement may be assigned by RI to the Company, which following such assignment shall have the exclusive right to possess and to exercise, or to refrain from exercising, all rights of Ri arising out of this agreement.





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         8.     MISCELLANEOUS.

                (a) Governing Law. This agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Maryland.

                (b) Binding Effect. This agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives.

                (c) Severability. Every provision of this agreement is severable, and the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remainder of this Agreement.

                (d) Amendment; Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this agreement, or any provision hereof, or waiver of any right or remedy herein provided, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby and approved by a majority of the independent directors of the Company. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

                (e) Entire Agreement. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof, so that no such external or separate agreement relating to the subject matter of this agreement shall have any effect or be binding, unless the same is referred to specifically in this Agreement or is executed by the parties after the date hereof; (ii) is not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise without the express written consent of each of the parties hereto.

                (f) Headings. The section and subsection headings of this Agreement are inserted for convenience of reference of the parties only, and shall not be deemed a part hereof or affect the construction or interpretation of any provisions hereof.

                (g) Counterparts. This Agreement may be executed in two or more counterparts, which together shall constitute a single Agreement. It shall not be necessary that each party hereto execute each counterpart hereof, so long as each such party executes at least one counterpart hereof.





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         IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement, or caused this Agreement to be executed by one of its duly authorized corporate officers, as of the date first above written.



                           RAINWATER, INC.



                           BY:  /S/ JOHN C. GOFF
                                -----------------------------------------

                           PRINT NAME:
                                       ----------------------------------

                           TITLE:
                                -----------------------------------------

                           /S/ RICHARD E. RAINWATER
                           ----------------------------------------------
                           RICHARD E. RAINWATER





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